Exhibit 23.1

                          TSCHOPP, WHITCOMB & ORR, P.A.
                     2600 Maitland Center Parkway, Suite 330
                             Maitland, Florida 32751







The Board of Directors
Assure Data, Inc.



We consent to the use of our report, dated March 31, 2004, in the Registration Statement on Form SB-2 dated February 23, 2005 and to the reference to our firm under the heading "Experts" therein.


/s/ Tschopp, Whitcomb & Orr, P.A.


February 28, 2005